UNDER ARMOUR REPORTS FIRST QUARTER RESULTS

First Quarter Revenue up 6 Percent; Company Reiterates Full Year 2018 Outlook

BALTIMORE, May 1, 2018 – Under Armour, Inc. (NYSE: UA, UAA) today announced financial results for the first quarter ended March 31, 2018. The company reports its financial performance in accordance with accounting principles generally accepted in the United States of America ("GAAP”). This press release refers to “currency neutral” and “adjusted” amounts, which are non-GAAP financial measures described below under the “Non-GAAP Financial Information” paragraph. References to adjusted financial measures exclude the impact of the company’s restructuring plans. Reconciliations of non-GAAP amounts to the most directly comparable financial measure calculated in accordance with GAAP are presented in supplemental financial information furnished with this release. All per share amounts are reported on a diluted basis.

“Our first quarter results demonstrate measured progress against our focus on operational excellence and becoming a better company,” said Under Armour Chairman and CEO Kevin Plank. “As we continue to build our global brand by delivering innovative performance products to our athletes, amplifying our story, further strengthening our go-to-market process, and leveraging our systems to create even deeper consumer connections - we remain confident in our ability to deliver on our full year targets.”

The summary below provides both GAAP and adjusted non-GAAP financial measures. On February 13, the company announced a 2018 restructuring plan, which detailed expectations to incur total estimated pre-tax restructuring and related charges of approximately $110 million to $130 million. In the first quarter, we recognized pre-tax costs totaling $45 million consisting of $32 million in cash related charges and $13 million in non-cash charges. Adjusted financial measures exclude the impact of the restructuring and other related charges and the related tax effects.

First Quarter Review

•	Revenue was up 6 percent to $1.2 billion (up 4 percent currency neutral).

–
Revenue to wholesale customers increased 1 percent to $779 million and direct-to-consumer revenue was up 17 percent to $352 million. The direct-to-consumer business represented 30 percent of global revenue in the quarter.

–
North America revenue was relatively flat (down 1 percent currency neutral) and the international business continued to deliver strong growth with a 27 percent increase (up 19 percent currency neutral), representing 24 percent of total revenue. Within the international business, revenue in EMEA was up 23 percent (up 13 percent currency neutral), up 35 percent in Asia-Pacific (up 28 percent currency neutral) and up 21 percent in Latin America (up 14 percent currency neutral).

–
Apparel revenue increased 7 percent to $766 million, driven by strength in men's training. Footwear revenue was up 1 percent to $272 million with strength in running tempered by team sports and global football. Accessories revenue increased 3 percent to $92 million led by men's training.

•
Gross margin declined 120 basis points to 44.2 percent as benefits from changes in foreign currency rates were more than offset by accelerated inventory management initiatives. Adjusted gross margin, which excludes an $8 million impact related to restructuring efforts, was 44.8 percent, a decrease of 60 basis points compared to the prior year.

•
Selling, General & Administrative expenses increased 3 percent to $515 million, or 43.4 percent of revenue driven by continued investments in the direct-to-consumer, footwear and international businesses.

•	Restructuring and impairment charges were $37 million.

•	Operating loss was $29 million. Adjusted operating income was $16 million.

•	Net loss was $30 million. Excluding the impact of the restructuring plan, adjusted net income was $1 million.

•	Diluted earnings per share was negative $0.07. Adjusted diluted earnings per share was $0.00.

•	Inventory increased 27 percent to $1.1 billion.

•	Cash and cash equivalents increased 65 percent to $284 million.

Updated Fiscal 2018 Outlook

There are no changes to the company's full year 2018 outlook provided on February 13, 2018:

•	Net revenue is expected to be up at a low single-digit percentage rate reflecting a mid-single-digit decline in North America and international growth of greater than 25 percent.

•	Gross margin is expected to increase approximately 50 basis points to 45.5 percent due to benefits from lower planned promotional activity, product costs, channel mix and changes in foreign currency.

•	Operating income is expected to reach $20 million to $30 million. Excluding the impact of continued restructuring efforts, adjusted operating income is expected to be $130 million to $160 million.

•	Interest and other expense net is planned at approximately $45 million.

•	Excluding the impact of the restructuring efforts, adjusted diluted earnings per share is expected to be in the range of $0.14 to $0.19; and,

•	Capital expenditures are planned at approximately $225 million compared with $275 million in 2017.

Conference Call and Webcast

Under Armour will hold its first quarter 2018 conference call and webcast today at approximately 8:30 a.m. Eastern Time. The call will be webcast live at http://investor.underarmour.com and will be archived and available for replay approximately three hours after the live event.

Non-GAAP Financial Information

This press release refers to “currency neutral” and “adjusted” results as well as “adjusted” forward looking estimates of the company’s fiscal 2018 outlook. Currency neutral financial information is calculated to exclude the impact of changes in foreign currency. Management believes this information is useful to investors to facilitate a comparison of the company's results of operations period-over-period. Adjusted gross margin, adjusted operating income, adjusted net income and adjusted diluted earnings per share exclude the impact of restructuring and other related charges. Management believes this information is useful to investors because it provides enhanced visibility into the company’s actual and expected underlying results excluding the impact of its restructuring plans. These non-GAAP financial measures should not be considered in isolation and should be viewed in addition to, and not as an alternative for, the company's reported results prepared in accordance with GAAP. Additionally, the company's non-

GAAP financial information may not be comparable to similarly titled measures reported by other companies.

About Under Armour, Inc.

Under Armour, Inc., headquartered in Baltimore, Maryland is a leading inventor, marketer and distributor of branded performance athletic apparel, footwear and accessories. Designed to make all athletes better, the brand's innovative products are sold worldwide to consumers with active lifestyles. The company’s Connected Fitness™ platform powers the world’s largest digitally connected health and fitness community. For further information, please visit www.uabiz.com.

Forward Looking Statements

Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, such as statements regarding our future financial condition or results of operations, our prospects and strategies for future growth, our anticipated charges and restructuring costs and the timing of these measures, the development and introduction of new products, the implementation of our marketing and branding strategies, and the future benefits and opportunities from significant investments. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “assumes,” “anticipates,” “believes,” “estimates,” “predicts,” “outlook,” “potential” or the negative of these terms or other comparable terminology. The forward-looking statements contained in this press release reflect our current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause events or our actual activities or results to differ significantly from those expressed in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, but not limited to: changes in general economic or market conditions that could affect overall consumer spending or our industry; changes to the financial health of our customers; our ability to successfully execute our long-term strategies; our ability to successfully execute any restructuring plans and realize expected benefits; our ability to effectively drive operational efficiency in our business; our ability to manage the increasingly complex operations of our global business; our ability to comply with existing trade and other regulations, and the potential impact of new trade and tax regulations on our profitability; our ability to effectively develop and launch new, innovative and updated products; our ability to accurately forecast consumer demand for our products and manage our inventory in response to changing demands; any disruptions, delays or deficiencies in the design, implementation or application of our new global operating and financial reporting information technology system; increased competition causing us to lose market share or reduce the prices of our products or to increase significantly our marketing efforts; fluctuations in the costs of our products; loss of key suppliers or manufacturers or failure of our suppliers or manufacturers to produce or deliver our products in a timely or cost-effective manner, including due to port disruptions; our ability to further expand our business globally and to drive brand awareness and consumer acceptance of our products in other countries; our ability to accurately anticipate and respond to seasonal or quarterly fluctuations in our operating results; our ability to successfully manage or realize expected results from acquisitions and other significant investments or capital expenditures; risks related to foreign currency exchange rate fluctuations; our ability to effectively market and maintain a positive brand image; the availability, integration and effective operation of information systems and other technology, as well as any potential interruption of such systems or technology; risks related to data security or privacy breaches, including the 2018 data security issue related to our Connected Fitness business; our ability to raise additional capital required to grow our business on terms acceptable to us; our potential exposure to litigation and other proceedings; and our ability to attract key talent and retain the services of our senior management and key employees. The forward-looking statements contained in this press release reflect our views and assumptions only as of the date of this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

# # #

Under Armour Contacts:
Lance Allega	Kelley McCormick
VP, Investor Relations	SVP, Corporate Communications
(410) 246-6810	(410) 454-6624

Under Armour, Inc.
For the Quarter Ended and Three Months Ended March 31, 2018 and 2017
(Unaudited; in thousands, except per share amounts)
CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended March 31,
	2018	% of Net Revenues	2017	% of Net Revenues
Net revenues	$1,185,370	100.0%	$1,119,844	100.0%
Cost of goods sold	661,917	55.8%	611,908	54.6%
Gross Profit	523,453	44.2%	507,936	45.4%
Selling, general and administrative expenses	514,634	43.4%	500,400	44.7%
Restructuring and impairment charges	37,480	3.2%	—	—%
Income (loss) from operations	(28,661)	(2.4)%	7,536	0.7%
Interest expense, net	(8,564)	(0.7)%	(7,820)	(0.7)%
Other income, net	2,888	0.2%	2,570	0.2%
Income (loss) before income taxes	(34,337)	(2.9)%	2,286	0.2%
Income tax expense (benefit)	(4,093)	(0.3)%	4,558	0.4%
Net loss	(30,244)	(2.6)%	(2,272)	(0.2)%

Basic net loss per share of Class A, B and C common stock	$(0.07)		$(0.01)
Diluted net loss per share of Class A, B and C common stock	$(0.07)		$(0.01)
Weighted average common shares outstanding Class A, B and C common stock
Basic	443,052		439,360
Diluted	443,052		439,360

Under Armour, Inc.
For the Quarter Ended and Three Months Ended March 31, 2018 and 2017
(Unaudited; in thousands)
NET REVENUES BY PRODUCT CATEGORY

	Quarter Ended March 31,
	2018	2017	% Change
Apparel	$766,275	$715,437	7.1%
Footwear	271,770	269,659	0.8%
Accessories	92,158	89,097	3.4%
Total net sales	1,130,203	1,074,193	5.2%
Licensing revenues	26,341	24,205	8.8%
Connected Fitness	28,826	21,446	34.4%
Total net revenues	$1,185,370	$1,119,844	5.9%
NET REVENUES BY SEGMENT

	Quarter Ended March 31,
	2018	2017	% Change
North America	$867,545	$871,271	(0.4)%
EMEA	126,932	102,855	23.4%
Asia-Pacific	115,553	85,818	34.6%
Latin America	46,514	38,454	21.0%
Connected Fitness	28,826	21,446	34.4%
Total net revenues	$1,185,370	$1,119,844	5.9%
INCOME (LOSS) FROM OPERATIONS

	Quarter Ended March 31,
	2018	2017	% Change
North America	$(43,495)	$3,714	(1,271.1)%
EMEA	(3,627)	1,629	(322.7)%
Asia-Pacific	21,241	19,628	8.2%
Latin America	(5,870)	(7,859)	25.3%
Connected Fitness	3,090	(9,576)	132.3%
Income (loss) from operations	$(28,661)	$7,536	(480.3)%

Under Armour, Inc.
As of March 31, 2018, December 31, 2017 and March 31, 2017
(Unaudited; in thousands)
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2018	December 31, 2017	March 31, 2017
Assets
Current assets
Cash and cash equivalents	$283,644	$312,483	$172,128
Accounts receivable, net	805,413	609,670	629,235
Inventories	1,148,493	1,158,548	901,613
Prepaid expenses and other current assets	354,455	256,978	203,052
Total current assets	2,592,005	2,337,679	1,906,028
Property and equipment, net	870,120	885,774	830,539
Goodwill	565,201	555,674	571,381
Intangible assets, net	45,931	46,995	61,986
Deferred income taxes	92,607	82,801	121,108
Other long term assets	98,455	97,444	86,118
Total assets	$4,264,319	$4,006,367	$3,577,160
Liabilities and Stockholders’ Equity
Revolving credit facility, current	$135,000	$125,000	$50,000
Accounts payable	470,378	561,108	294,857
Accrued expenses	276,888	296,841	217,310
Customer refund liability	353,020	—	—
Current maturities of long term debt	27,000	27,000	27,000
Other current liabilities	54,771	50,426	38,372
Total current liabilities	1,317,057	1,060,375	627,539
Long term debt, net of current maturities	758,705	765,046	784,052
Other long term liabilities	170,825	162,304	145,536
Total liabilities	2,246,587	1,987,725	1,557,127
Total stockholders’ equity	2,017,732	2,018,642	2,020,033
Total liabilities and stockholders’ equity	$4,264,319	$4,006,367	$3,577,160

For the Quarter Ended and Three Months Ended March 31, 2018 and 2017
(Unaudited; in thousands)
CONSOLIDATED STATEMENT OF CASH FLOWS

	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities
Net loss	$(30,244)	$(2,272)
Adjustments to reconcile net loss to net cash provided by (used) in operating activities
Depreciation and amortization	46,098	41,013
Unrealized foreign currency exchange rate gains	(5,030)	(8,313)
Loss on disposal of property and equipment	159	556
Impairment charges	2,248	—
Amortization of bond premium	63	63
Stock-based compensation	8,137	12,082
Excess tax deficiency from stock-based compensation arrangements	—	(1,258)
Deferred income taxes	(10,645)	15,905
Changes in reserves and allowances	(251,194)	(21,187)
Changes in operating assets and liabilities:
Accounts receivable	53,703	21,261
Inventories	16,697	19,084
Prepaid expenses and other assets	(83,917)	(6,588)
Other non-current assets	(731)	—
Accounts payable	(66,894)	(90,982)
Accrued expenses and other liabilities	(3,933)	7,253
Customer refund liability	350,312	—
Income taxes payable and receivable	(2,805)	(19,169)
Net cash provided by (used in) operating activities	22,024	(32,552)
Cash flows from investing activities
Purchases of property and equipment	(55,930)	(91,790)
Net cash used in investing activities	(55,930)	(91,790)
Cash flows from financing activities
Proceeds from long term debt and revolving credit facility	165,000	200,000
Payments on long term debt and revolving credit facility	(161,750)	(156,750)
Employee taxes paid for shares withheld for income taxes	(1,759)	(2,474)
Proceeds from exercise of stock options and other stock issuances	2,319	2,782
Payments of debt financing costs	(11)	—
Net cash provided by financing activities	3,799	43,558
Effect of exchange rate changes on cash, cash equivalents and restricted cash	2,157	3,452
Net decrease in cash, cash equivalents and restricted cash	(27,950)	(77,332)
Cash, cash equivalents and restricted cash
Beginning of period	318,135	252,725
End of period	$290,185	$175,393

Under Armour, Inc.

For the Quarter Ended March 31, 2018
(Unaudited)
The table below presents the reconciliation of net revenue growth calculated in accordance with GAAP to currency neutral net revenue which is a non-GAAP measure. See "Non-GAAP Financial Information" above for further information regarding the Company's use of non-GAAP financial measures.
CURRENCY NEUTRAL NET REVENUE GROWTH/(DECLINE) RECONCILIATION

Quarter Ended March 31, 2018
Total Net Revenue
Net revenue growth - GAAP	5.9%
Foreign exchange impact	(2.1)%
Currency neutral net revenue growth - Non-GAAP	3.8%

North America
Net revenue decline - GAAP	(0.4)%
Foreign exchange impact	(0.4)%
Currency neutral net revenue decline - Non-GAAP	(0.8)%

EMEA
Net revenue growth - GAAP	23.4%
Foreign exchange impact	(10.3)%
Currency neutral net revenue growth - Non-GAAP	13.1%

Asia-Pacific
Net revenue growth - GAAP	34.6%
Foreign exchange impact	(7.0)%
Currency neutral net revenue growth - Non-GAAP	27.6%

Latin America
Net revenue growth - GAAP	21.0%
Foreign exchange impact	(6.6)%
Currency neutral net revenue growth - Non-GAAP	14.4%

Total International
Net revenue growth - GAAP	27.2%
Foreign exchange impact	(8.4)%
Currency neutral net revenue growth - Non-GAAP	18.8%

Under Armour, Inc.

For the Quarter Ended March 31, 2018
(Unaudited; in thousands)
The table below presents the reconciliation of the Company's consolidated statement of operations presented in accordance with GAAP to certain adjusted non-GAAP financial measures discussed in this press release. See "Non-GAAP Financial Information" above for further information regarding the Company's use of non-GAAP financial measures.

Quarter Ended March 31, 2018
	GAAP	Impact of Restructuring Plan	Adjusted (Non-GAAP)
Net revenues	$1,185,370	$—	$1,185,370
Cost of goods sold	661,917	(7,474)	654,443
Gross Profit	523,453	7,474	530,927
Gross Margin	44.2%	0.6%	44.8%
Selling, general and administrative expenses	514,634	—	514,634
Restructuring and impairment charges	37,480	(37,480)	—
Income (loss) from operations	(28,661)	44,954	16,293
Interest expense, net	(8,564)	—	(8,564)
Other income, net	2,888	—	2,888
Income (loss) before income taxes	(34,337)	44,954	10,617
Income tax expense (benefit)	(4,093)	13,942	9,849
Effective Income Tax Rate	11.9%	80.9%	92.8%
Net income (loss)	$(30,244)	$31,012	$768

Diluted net income (loss) per share of Class A, B and C common stock	$(0.07)	$0.07	$—

Under Armour, Inc.
Outlook For the Year Ending December 31, 2018
The tables below present the reconciliation of the Company's fiscal 2018 outlook for income from operations calculated in accordance with GAAP to adjusted operating income. This adjusted amount is a non-GAAP financial measures. See "Non-GAAP Financial Information" above for further information regarding the Company's use of non-GAAP financial measures.
ADJUSTED OPERATING INCOME RECONCILIATION

	Year Ending December 31, 2018
(in millions)	Low End	High End
Income from operations	$20	$30
Add: Estimated impact of restructuring(1)	110	110
Adjusted operating income	$130	$140

(1) The estimated impact of restructuring plan presented above assumes the low end of the Company’s estimated range of 2018 restructuring and related charges.

The company is not able to provide a reconciliation of the non-GAAP adjusted effective tax rate or adjusted diluted earnings per share to the GAAP effective tax rate or diluted earnings per share for its 2018 outlook. As a result of the 2018 restructuring plan, the company’s GAAP net income for fiscal year 2018 is expected to be insignificant, and therefore the GAAP effective tax rate is subject to significant variability. Given this variability, the company cannot provide a meaningful outlook of the GAAP effective tax rate or diluted earnings per share without unreasonable effort. These non-GAAP measures exclude the impact of the 2018 restructuring plan.

BRAND HOUSE AND FACTORY HOUSE DOOR COUNT

	As of March 31, 2018
	2018	2017
Factory House	160	150
Brand House	18	18
North America total doors	178	168

Factory House	57	38
Brand House	62	39
International total doors	119	77

Factory House	217	188
Brand House	80	57
Total doors	297	245